Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Ramaco Resources, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, $0.01 par value per share	(1)	457(r)	2,245,126	$24.25	$54,444,305.50	0.0001381	$7,518.76

Total Offering Amounts:							$54,444,305.50		7,518.76
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$7,518.76

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Offering Note(s)

(1)	Represents 2,245,126 shares of Class A common stock, $0.01 par value per share (the "common stock"), of Ramaco Resources, Inc. that will be offered for sale pursuant to the final prospectus to which this exhibit is attached. (2) The proposed maximum aggregate offering price has been calculated based on 2,245,126 shares multiplied by $24.25, the public offering price. (3) Calculated in accordance with Rule 457(r) and 456(b) of the Securities Act of 1933, as amended. This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrant's registration statement on Form S-3ASR filed with the U.S. Securities and Exchange Commission on August 5, 2025 (File No. 333-289251).